Exhibit 99.1

MRC Global Announces 2020 Fourth Quarter and Full Year

Earnings Release and Conference Call Schedule

HOUSTON, TX – January 4, 2021 – MRC Global Inc. (NYSE: MRC) will release its 2020 fourth quarter and full year results on February 11, 2021 after the market closes. In conjunction with the release, the Company will host a conference call, which will be webcast, on Friday, February 12, 2021 at 10:00 a.m. Eastern / 9:00 a.m. Central.

What:	MRC Global 2020 Fourth Quarter and Full Year Earnings Conference Call

When:	Friday, February 12, 2021 at 10:00 a.m. Eastern / 9:00 a.m. Central

How:	Via phone -- Dial 412-902-0003 and ask for the MRC Global call at least 10 minutes prior to the start time, or webcast -- at http://www.mrcglobal.com

A replay will be available through February 26, 2021 by dialing 201-612-7415 using passcode 13714607#. An archive of the webcast will be available shortly after the call at www.mrcglobal.com for 90 days.

About MRC Global Inc.

MRC Global is the largest distributor of pipe, valves and fittings (PVF) and other infrastructure products and services to the energy industry, based on sales. Through approximately 230 service locations worldwide, approximately 2,700 employees and with nearly 100 years of history, MRC Global provides innovative supply chain solutions and technical product expertise to customers globally across diversified end-markets including the upstream production, midstream pipeline, gas utility and downstream and industrial. MRC Global manages a complex network of over 200,000 SKUs and 10,000 suppliers simplifying the supply chain for its over 12,000 customers. With a focus on technical products, value-added services, a global network of valve and engineering centers and an unmatched quality assurance program, MRC Global is the trusted PVF expert. Find out more at www.mrcglobal.com.

Contact:

Monica Broughton Investor Relations
MRC Global Inc.
Monica.Broughton@mrcglobal.com
832-308-2847

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